UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                              KENETECH CORPORATION
                (Name of Registrant as Specified in its Charter)

                           _________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                              KENETECH CORPORATION
                               500 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111


                       2000 Annual Meeting of Stockholders




July 20, 2000




Dear Stockholder:

     Enclosed you will find your 2000 Proxy, Proxy Statement and Notice of Annual Meeting of Stockholders of KENETECH Corporation, a Delaware corporation. Please review this material and then complete, execute and date the enclosed Proxy and promptly return it in the enclosed self-addressed postage-prepaid envelope in time for the Annual Meeting on Wednesday, August 23, 2000, at 10:00 A.M. The Annual Meeting will be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California.

     For the reasons set forth in the attached Proxy Statement,  we ask that you
(1) elect this year's two nominees to the Board of Directors; (2) vote to amend the Restated Certificate of Incorporation of the Company to eliminate the Company's Series U Preferred Stock; (3) vote to amend the Restated Certificate of Incorporation of the Company to effect a one-for-ten reverse stock split of the issued and outstanding shares of the Company's common stock, $0.0001 par value; (4) vote to amend the Restated Certificate of Incorporation of the Company to decrease the number of authorized shares of the Company's common stock, $0.0001 par value, from 110,000,000 to 11,000,000 and decrease the number of authorized shares of the Company's preferred stock, par value $0.01, from 10,000,000 to 1,000,000; and (5) ratify the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the 2000 fiscal year.

     Also  enclosed is your copy of the  Company's  1999  Annual  Report on Form
10-K.

     We welcome any comments you have and hope to see you at the Annual Meeting.

     WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE IN FAVOR OF ALL PROPOSALS.

Very truly yours,




Mark D. Lerdal
President and Chief Executive Officer

                              KENETECH CORPORATION
                          500 Sansome Street, Suite 410
                             San Francisco, CA 94111


                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           Wednesday, August 23, 2000
                                   10:00 A.M.




TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of KENETECH Corporation, a Delaware corporation (the "Company"), will be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California, on Wednesday, August 23, 2000, at 10:00 A.M., local time, for the purpose of:

     1. Electing two Class I Directors of the Company to hold office for three-year terms;

     2. Considering and voting upon a proposal to amend the Restated Certificate of Incorporation of the Company to eliminate the Company's Series U Preferred Stock;

     3. Considering and voting upon a proposal to amend the Restated Certificate of Incorporation of the Company to effect a one-for-ten reverse stock split of the issued and outstanding shares of the Company's common stock, $0.0001 par value;

     4. Considering and voting upon a proposal to amend the Restated Certificate of Incorporation of the Company to decrease the number of authorized shares of the Company's common stock, $0.0001 par value, from 110,000,000 to 11,000,000 and decrease the number of authorized shares of the Company's preferred stock, par value $0.01, from 10,000,000 to 1,000,000;

     5. Ratifying the Board of Directors' appointment of independent auditors to audit the financial statements of the Company for the 2000 fiscal year; and

     6. Acting upon all other matters which may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business on June 26, 2000 are entitled to notice of, and to vote at, the meeting and any one or more adjournments or postponements thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company, 500 Sansome Street, Suite 410, San Francisco, California 94111.


By Order of the Board of Directors



Dianne P. Urhausen
Vice President and Secretary

San Francisco, California
July 20, 2000

                              KENETECH CORPORATION
                               500 Sansome Street
                         San Francisco, California 94111


                                 PROXY STATEMENT

             ANNUAL MEETING - 10:00 A.M., WEDNESDAY, AUGUST 23, 2000

Date, Time and Place of Meeting, Principal Executive Offices, Proxies and Solicitation

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KENETECH Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders at 10:00 A.M., Pacific Daylight Time, on Wednesday, August 23, 2000 and at any and all adjournments or postponements thereof. Such Annual Meeting will be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California.

     The principal executive offices of the Company are located at 500 Sansome Street, Suite 410, San Francisco, California 94111.

     Solicitation of proxies by mail (including the mailing of the Proxy Statement and the accompanying form of Proxy to stockholders) is expected to commence on or about July 20, 2000. Costs of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any other information furnished to the stockholders, will be borne by the Company. In addition to such solicitation by mail, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph or personal interview. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of common stock of the Company. The Company may retain, at its expense, a proxy solicitation firm to assist it in soliciting proxies.

Annual Report

     An annual report on Form 10-K for the fiscal year ended December 31, 1999 is enclosed with this Proxy Statement.

Voting Stock

     The securities of the Company entitled to be voted at the Annual Meeting consist of shares of its common stock, $0.0001 par value ("Common Stock"). Only stockholders of record at the close of business on June 26, 2000 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. There are differing voting requirements for the various proposals. Assuming a quorum is present in person or by proxy, Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The affirmative vote of a majority of the outstanding shares of the Company entitled to vote thereon is required for the approval of Proposals 2, 3, and 4. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of Proposal 5. Each share of Common Stock is entitled to one vote on each proposal that comes before the stockholders at the Annual Meeting. On the Record Date, 32,960,664 shares of Common Stock were issued and outstanding.

Voting Procedures

     Stockholders may vote in person or by proxy at the Annual Meeting. In order for any business to be conducted, holders of more than 50% of the shares entitled to vote must be represented at the meeting, either in person or by proxy. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated and certified by the election inspector appointed for the meeting and the election inspector will determine whether or not a quorum is present. Shares as to which proxies have been properly executed and returned and not revoked will be voted as specified in the proxies. If no specification is made, the shares will be voted (1) "FOR" the election of the nominees for Class I Director; (2) "FOR" the amendment of the Restated Certificate of Incorporation of the Company to eliminate the Company's Series U Preferred Stock; (3) "FOR" the amendment of the Restated Certificate of Incorporation of the Company to effect a one-for-ten reverse stock split of the issued and outstanding shares of the Company's Common Stock; (4) "FOR" the amendment of the Restated Certificate of Incorporation of the Company to decrease the number of authorized shares of the Company's Common Stock from 110,000,000 to 11,000,000 and decrease the number of authorized shares of the Company's preferred stock, par value $0.01 (the "Preferred Stock") from 10,000,000 to 1,000,000; and (5) "FOR" the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000. The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     Proxies that are submitted by brokers as holders of record and that do not indicate a vote for some of the proposals, because the brokers have not received instructions from their customers or other beneficial owners on how to vote on those proposals and do not have discretionary voting authority, are called "broker non-votes." In accordance with Delaware law, abstentions, votes withheld with respect to the election of one or more nominees as Directors and broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present. Broker non-votes and instructions to withhold authority to vote for one or both of the nominees will result in those nominees receiving fewer votes, but will not reduce the number of votes otherwise received by the nominees or otherwise affect the election of such nominees.

     For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on a matter at the Annual Meeting as to which the non-vote is indicated. Therefore, a broker non-vote will have no legal effect on any matter requiring the affirmative vote of a plurality of the votes cast or of a majority of the shares present in person or by proxy and entitled to vote on the subject matter, and will have the same legal effect as a vote "against" any other matter presented at the meeting which requires approval by a majority of the outstanding shares entitled to vote on the matter.

Revocability of Proxies

     If you attend the Annual Meeting, you may vote in person, regardless of whether you have submitted a Proxy. Presence at the Annual Meeting, by itself, however, will not result in the revocation of a Proxy. Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company, at the Company's principal executive offices, a signed written revocation or by submitting a later-dated Proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation, as amended to date, of the Company ("Restated Certificate") and Restated Bylaws, as amended to date (the "Bylaws"), of the Company provide for a classified Board of Directors. The Company's Board of Directors is separated into three classes, and the Directors in each class are elected to serve for three-year terms, and until their respective successors are duly elected and qualified. The Board of Directors currently consists of two Class I Directors, one Class II Director and one Class III Director. Following the 2000 Annual Meeting of Stockholders, the terms of the Class I Directors expire at the annual meeting of stockholders to be held in 2003, the term of the Class II Director expires at the annual meeting of stockholders to be held in 2001 and the term of the Class III Director expires at the annual meeting of stockholders to be held in 2002.

Current Directors and Nominees

     The terms of the Company's Class I Directors will expire at the 2000 Annual Meeting of Stockholders. The Board of Directors has nominated Charles Christenson and Michael D. Winn for reelection as Class I Directors. If Mr. Christenson and Mr. Winn are elected, each will serve as a Class I Director with a three-year term to expire at the annual meeting of stockholders to be held in 2003 and until his successor is elected and qualified or until his earlier resignation or removal.

     The nominees have consented to serve if elected, and at the date of this Proxy Statement, the Company has no reason to believe that either of the named nominees will be unable to act. The Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Unless otherwise directed, the persons named as proxies intend to vote for the election of the nominees. Proxies cannot be voted for a greater number of persons than the two named nominees.

     Set forth below is certain information concerning the Company's current Directors and nominees to the Board of Directors:

         Name                    Age         Position(s) with Company

Charles Christenson               69          Director
Mark D. Lerdal                    41          President, Chief Executive Officer
                                               and Director
Gerald R. Morgan, Jr.             37          Director
Michael D. Winn                   37          Director

Biographical Information

     The Company was formed in 1986 as a holding company for KENETECH Windpower, Inc. (formerly, U.S. Windpower, Inc.). References to the Company are, prior to 1986, references to KENETECH Windpower, Inc.

CHARLES CHRISTENSON

Mr. Christenson is the Royal Little Professor of Business Administration, Emeritus, at the Harvard University Graduate School of Business Administration and has served as a Director of the Company since January 1980. He is also a director of Profile Technologies, Inc., a public company. In the past, he was Deputy for Management Systems in the Office of the Assistant Secretary of the Air Force, and held a variety of teaching and administrative positions at the Harvard University Graduate School of Business Administration. He received his B.S. from Cornell University and his M.B.A. and D.B.A. from Harvard University. He is a Class I Director.

MARK D. LERDAL

Mr. Lerdal has served as a Director of the Company since March 1996 and as Chief Executive Officer and President since April 1996. He was elected as Chairman of the Board of Directors in August 1999. He served as Vice President and General Counsel of the Company from April 1992 until March 1996. He received his A.B. from Stanford University and his J.D. from Northwestern University School of Law. He is a Class III Director.

GERALD R. MORGAN, JR.

Mr. Morgan has served as a Director of the Company since August 1999. He is the Chief Operating Officer of Francisco Partners, L.P., a private partnership focused on technology buyouts. Previously, Mr. Morgan served in various capacities for Security Capital Group and affiliates, including Senior Vice President, Corporate Finance, and Chief Financial Officer for Security Capital European Realty. He received his B.S. from Stanford University and his M.B.A from Stanford University Graduate School of Business. He is a Class II Director.

MICHAEL D. WINN

Mr. Winn has served as a Director of the Company since November 1999. He is the President and a Director of Terrasearch Inc., a financial consulting company. He is also a Director and Officer of Sanu Resources Inc., a mineral exploration company, and a Manager of MDW Associates, LLC, a private investment partnership. Prior to forming Terrasearch Inc., he was a financial analyst for a Southern California based brokerage firm covering the oil and gas sector. He received his B.S. from the University of Southern California. He is a Class I Director.

     Mark D. Lerdal was a director and executive officer of KENETECH Windpower, Inc. (a wholly-owned subsidiary of the Company) within the two-year period prior to KENETECH Windpower, Inc.'s chapter 11 filing on May 29, 1996 in the United States Bankruptcy Court. In addition, Charles Christenson is a named defendant in a class action filed against the Company, certain of its former officers and directors and Mr. Christenson, in the United States District Court for the Northern District of California, alleging federal securities laws violations. Charles Christenson and Mark D. Lerdal are named defendants in an action purportedly filed as a class action against the Company, certain of its former directors, Mr. Christenson and Mr. Lerdal in the Delaware Chancery Court, alleging, among other things, breach of fiduciary duty in connection with the conversion of the Company's former Preferred Redeemable Increased Dividend Equity SecuritiesSM, 8-1/4% PRIDESSM, Convertible Preferred Stock, par value $.01, and in an action purportedly filed as a derivative action against the Company, certain of its former directors, Mr. Christenson and Mr. Lerdal in the Delaware Chancery Court, alleging, among other things, the taking of a corporate opportunity in connection with the purchase of Common Stock by Mr. Lerdal in December 1997.

Board Meetings and Committees

     Regular meetings of the Board of Directors of the Company are conducted approximately four times each year. From time to time special meetings of the Board of Directors are conducted as required. The Board of Directors held six meetings and acted once by unanimous written consent during the fiscal year ending December 31, 1999. During fiscal 1999, each Director then in office attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has a standing Audit Committee and Compensation Committee.

     The Audit Committee was comprised of Charles Christenson and Angus M. Duthie (1) from January 1, 1999 until August 18, 1999. Gerald R. Morgan was elected to the Audit Committee on August 18, 1999 and Michael D. Winn was elected to the Audit Committee on November 23, 1999 and each served on the Committee for the remainder of the fiscal year ending December 31, 1999. It is expected that Mr. Christenson and Mr. Winn will remain on the Audit Committee with Mr. Morgan if re-elected to the Board of Directors at the Annual Meeting. The functions performed by the Audit Committee include annually recommending to the Board of Directors the appointment of the independent auditors of the Company; reviewing the purpose, scope and general extent of the services of the independent auditors, their procedures and their fees; reviewing with the independent auditors the results of their annual audit, including any matters that the independent auditors bring to the attention of the Audit Committee; and reviewing with those responsible for managing the internal audit function of the Company the scope of their procedures, reports and recommendations, and other significant aspects of their functioning, including any matters that the personnel responsible for managing the internal audit function bring to the attention of the Audit Committee. The Audit Committee met twice during the fiscal year ending December 31, 1999.

     The Compensation Committee was comprised of Messrs. Christenson and Duthie from January 1, 1999 until August 18, 1999. Gerald R. Morgan was elected to the Compensation Committee on August 18, 1999 and Michael D. Winn was elected to the Compensation Committee on November 23, 1999 and each served on the Committee for the remainder of the fiscal year ending December 31, 1999. It is expected that Mr. Christenson and Mr. Winn will remain on the Compensation Committee with Mr. Morgan if re-elected to the Board of Directors at the Annual Meeting. The Compensation Committee is responsible for determining the compensation for the Company's management and establishing compensation policies for the Company's employees generally. The Compensation Committee also administers the Company's stock option plan. The Compensation Committee did not meet during the fiscal year ending December 31, 1999. The Compensation Committee did meet in January 2000 and approved certain bonuses for the 1998 and 1999 fiscal years. For more information regarding executive compensation, see "Report of the Compensation Committee on Executive Compensation."

Executive Officers

     Set forth below are the names, ages, titles of, and certain information regarding, executive officers of the Company as of the date of this Proxy Statement. Officers are selected by the Board of Directors from time to time and hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

         Name                Age          Position(s) with Company

Mark D. Lerdal                41          President, Chief Executive Officer and
                                           Director
Andrew M. Langtry             38          Corporate Controller and Chief
                                           Accounting Officer
Dianne P. Urhausen            42          Vice President, General Counsel and
                                           Corporate Secretary

MARK D. LERDAL

Mr. Lerdal has served as a Director of the Company since March 1996 and as Chief Executive Officer and President since April 1996. He was elected as Chairman of the Board of Directors in August 1999. He served as Vice President and General Counsel of the Company from April 1992 until March 1996. He received his A.B. from Stanford University and his J.D. from Northwestern University School of Law. He is a Class III Director.

--------
1 Mr. Duthie did not stand for re-election to the Board of Directions at the 1999 Annual Meeting of Stockholders.

ANDREW M. LANGTRY

Mr. Langtry has served as Corporate Controller and Chief Accounting Officer of the Company since March 2000. He served as Tax Director of the Company from April 1996 to March 2000. Prior to that, he served as Tax Manager of the Company from July 1993 to April 1996. He received his B.S. from California State University at Hayward. Mr. Langtry is a CPA licensed in California.

DIANNE P. URHAUSEN

Ms. Urhausen has served as Vice President, Corporate Secretary, and General Counsel of the Company since August 1998. She served as Administrative Counsel and Corporate Secretary from August 1995 to August 1998. Prior to that, she was an Associate at the law firm of Thelen, Marrin, Johnson & Bridges. She received her B.A. from St. Mary's College of California and her J.D. from the University of San Francisco.

Executive Compensation

     Directors

     Each Director of the Company receives a quarterly retainer of $6,000 (see also footnote 1 to Summary Compensation Table).

     The Company reimburses Directors for their reasonable expenses associated with attending Board of Directors meetings and provides the Directors with liability insurance with respect to their activities as directors of the Company.

     Executive Officers

     The following table sets forth, for the fiscal years ended December 31, 1999, 1998, and 1997, all compensation, for services rendered in all capacities to the Company, awarded to, earned by or paid to (i) the Chief Executive Officer during 1999, (ii) the most highly compensated executive officers of the Company in addition to the Chief Executive Officer who were serving as executive officers at the end of 1999, and (iii) the two former executive officers of the Company for whom disclosure would have been provided but for the fact such individuals were not serving as executive officers of the Company at December 31, 1999.


                                           SUMMARY COMPENSATION TABLE
================================================================================================================
                                                                            Long-Term
                                                                           Compensation   All Other Compensation
                                         Annual Compensation                  Awards      ($)(3)(4)
                             -------------------------------------------   ------------   ----------------------
                                                                            Securities
                                                             Other Annual   Underlying
Name                                                         Compensation    Options
  Principal Position         Year    Salary       Bonus         ($)(1)        (#)(2)
==========================   ----   ---------   ---------    ------------  ------------   ----------------------
Mark D. Lerdal               1999   $ 423,861   $  350,000(5) $    24,000              -   $                1,152
  Chairman of the Board,     1998   $ 443,189   $  250,000(5) $    23,500              -   $                1,152
  Chief Executive Officer,   1997   $ 401,295   $  250,000    $    21,500              -   $            1,165,071
  and President
==========================   ----   ---------   ----------    -----------   ------------   ----------------------
Michael U. Alvarez (6)       1999   $ 214,377   $  191,360              -              -   $                    -
  Vice President, Chief      1998   $ 382,005   $2,887,980              -              -   $                1,388
  Financial Officer and      1997   $ 351,134   $  364,920              -              -   $                1,388
  Assistant Secretary
==========================   ----   ---------   ----------    -----------   ------------   ----------------------
Andrew M. Langtry            1999   $ 106,226   $   49,750              -              -   $                    -
  Corporate Controller       1998   $  88,125   $   22,263              -              -   $                    -
  and Chief Accounting       1997   $ 103,275   $   10,000              -              -   $                    -
  Officer
==========================   ----   ---------   ----------    -----------   ------------   ----------------------

Dianne P. Urhausen           1999   $ 129,249   $  160,000              -              -                        -
  Vice President,            1998   $ 132,548   $   40,000              -              -                        -
  Corporate Secretary        1997   $  75,243   $   37,901              -              -                        -
  and General Counsel
==========================   ----   ---------   ----------    -----------   ------------   ----------------------
Mervin E. Werth (6)          1999   $  38,522   $  331,250              -              -   $               31,250
  Controller, Chief          1998   $ 139,645   $  100,000              -              -                        -
  Accounting Officer and     1997   $ 125,405   $        -              -              -                        -
  Asst. Treasurer
==========================   ----   ---------   ----------    -----------   ------------   ----------------------

(1)      Includes $24,000 in 1999, $23,500 in 1998, and $21,500 in 1997 for director's fees for Mark D. Lerdal.

(2)      Shares of Common Stock subject to stock options  granted  during the fiscal year.  No stock appreciation rights were granted during 1999, 1998 or 1997.
(3)      Includes  $1,152 for 1999,  1998, and 1997 for insurance  premiums paid by the Company  with  respect to term life insurance for the benefit of Mark D.  Lerdal and  $1,388 in  1998 and 1997 for  the benefit of
         Michael U. Alvarez,  respectively, and a pre-paid  severance  payment in 1997 of $1,163,919 for  Mark D.
         Lerdal.  Also includes a severance  payment of $31,250 for Mr. Werth in 1999.
(4)      Mr. Lerdal, Mr. Werth, the other defendants  (including  Mr.  Christenson) and  the  Company are jointly represented by the same respective counsel in (i) a class action filed  against the Company,  certain of its  former officers and directors and Mr.  Christenson,  in the United States  District  Court for  the
         Northern District of California, alleging federal securities laws violations, (ii) an action purportedly filed as a class action against the Company,  certain of its former  directors,  Mr.  Christenson and Mr.
         Lerdal  in  the  Delaware  Chancery Court, alleging, among other things, breach  of  fiduciary   duty in
         connection with the conversion of the Company's  former  Preferred  Redeemable Increased Dividend Equity
         SecuritiesSM,  8-1/4%   PRIDESSM,  Convertible   Preferred  Stock, par value $.01, and (iii)  an  action
         purportedly  filed  as a derivative action against the  Company,  certain  of its former  directors,  Mr.
         Christenson and Mr. Lerdal in the Delaware Chancery Court,  alleging,  among other things, the taking of a corporate  opportunity in connection  with the purchase of Common Stock by Mr. Lerdal in December 1997.
         A portion of such counsel's  legal fees have been paid by the Company, however, such fees have not  been apportioned among the individual defendants.
(5)      Includes a bonus of $350,000  earned for 1999 and $250,000 earned for 1998 for Mr. Lerdal.  Such bonuses were approved by the Board of Directors and paid in 2000.
(6)      Mr. Alvarez's   employment  agreement expired  March 23, 1999 and Mr. Werth  entered into  a  separation agreement effective March 31, 1999.


     No options or stock appreciation rights were awarded to the Chief Executive Officer or the named executive officers of the Company during the fiscal year ended December 31, 1999.

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ending December 31, 1999, with respect to the Chief Executive Officer and the named executive officers of the Company. No stock appreciation rights were outstanding during such fiscal year.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
==================================================================================================================
                                                         Number of Securities            Value of Unexercised
                         Shares                     Underlying Unexercised Options       In-the-Money Options
                      Acquired on      Value              At Fiscal Year-End              At Fiscal Year-End
Name                  Exercise (#)   Realized ($)     Exercisable/Unexercisable (1)  Exercisable/Unexercisable (2)
===================   ------------   ------------   ------------------------------   -----------------------------
Mark D. Lerdal                   -              -                        -/500,000                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Michael U. Alvarez               -              -                              -/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Andrew M. Langtry                -              -                              -/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Dianne P. Urhausen               -              -                              -/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Mervin E. Werth                  -              -                              -/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------

(1) Mr. Alvarez's employment agreement expired March 23, 1999 and Mr. Werth entered into a separation agreement effective March 31, 1999. All options held by such persons had expired as of December 31, 1999.
(2) The exercise price of all options exceeds the market price of the underlying shares at December 31, 1999.


Stock Plans

     The 1993 Option Plan (described below) and the 1993 Employee Stock Purchase Plan (the "Purchase Plan") were implemented in September 1993. The Purchase Plan was discontinued following the August 1996 semi-annual purchase date. No Options have been granted under the 1993 Option Plan since 1996.

     The Company has registered shares of Common Stock reserved for issuance under the 1993 Option Plan thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act of 1933.

     Under the 1993 Option Plan, key employees (including officers), consultants to the Company and directors are provided an opportunity to acquire equity interests in the Company. The 1993 Option Plan contains three separate components: (i) a Discretionary Option Grant Program, under which key employees (including officers) and consultants may be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date; (ii) an Automatic Option Grant Program, under which option grants were automatically made at periodic intervals to directors to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date (this part of the plan has been discontinued); and (iii) a Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of the shares (at fair market value or at discounts of up to 15%) or as a bonus tied to the performance of services or the Company's attainment of prescribed milestones.

     The options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program were non-statutory options. Options may be granted or shares issued in the Discretionary Option Grant and Stock Issuance Programs to eligible individuals in the employ or service of the Company or any parent or subsidiary corporation now or subsequently existing.

     Under the Automatic Option Grant Program, each person who was a director at the time of the Company's initial public offering, received at the commencement of such offering, and each new director thereafter was, at the time he or she became a director, to receive an automatic option grant for 5,000 shares of Common Stock. In addition, at each annual stockholders' meeting, beginning with the 1994 annual meeting, each person who had been a director for at least six months was to be granted an option to purchase 1,000 shares of Common Stock. No grants under the Automatic Option Grant Program have been made since 1995, the program has been discontinued and all grants previously awarded have terminated.

     A total of 6,688,020 shares of Common Stock were originally reserved for issuance over the ten-year term of the 1993 Option Plan.

     Options have maximum terms of ten years measured from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and only the optionee may during the optionee's lifetime, exercise the option. The optionee does not have any stockholder rights with respect to the option shares until the option is exercised and the option price is paid for the purchased shares. Individuals holding shares under the Stock Issuance Program will, however, have full stockholder rights with respect to those shares, whether the shares are vested or unvested. The Plan Administrator under the 1993 Option Plan has the authority to cancel outstanding options under the Discretionary Option Grant Program (including options incorporated from the predecessor plan) in return for the grant of new options for the same or a different number of shares with an exercise price based on the lower fair market value of the Common Stock on the new grant date. The Board of Directors may terminate the 1993 Option Plan at any time, and the 1993 Option Plan will in all events terminate on June 20, 2003.

     All of the Company's employees are eligible to participate in the Discretionary Option Grant Program. Non-employee directors are not eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.

     If the Company is acquired by merger, consolidation or asset sale, or there is a hostile change in control of the Company, each option granted under the Discretionary Option Grant Program will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest.

Employment   Contracts,   Termination   of  Employment   and   Change-In-Control
Arrangements

     The Company's 1993 Option Plan contains provisions pursuant to which all outstanding options granted under that plan will become fully vested and immediately exercisable upon certain changes of control and related events (see discussion above).

     The Company and certain direct or indirect wholly-owned subsidiaries entered into an Employment Agreement with Mr. Alvarez that became effective December 1, 1997 (such agreement superseded Mr. Alvarez's prior employment agreement). The Employment Agreement provided that Mr. Alvarez was to be employed (unless terminated for cause) at his annual base salary of $350,000 until the later of (i) December 31, 1998, (ii) 90 days following the sale of the Company's indirectly owned 50% equity interest in a partnership that owns a gas-fired cogeneration facility of approximately 540 MW located in Penuelas, Puerto Rico and other associated contract rights (collectively, the "EcoElectrica Project"), or (iii) the date on which all payments under the Agreement had been made. Accordingly, Mr. Alvarez's Employment Agreement expired March 23, 1999. Under the terms of the Employment Agreement, Mr. Alvarez was paid a bonus in 1997 upon the closing of the construction financing for the EcoElectrica Project, and a bonus in 1998 from the proceeds of the sale of the Company's indirectly owned 50% equity interest in the EcoElectrica Project (see Summary Compensation Table). Mr. Alvarez also received a bonus in 1999 from the proceeds of the sale of the Company's indirect interest in a wood-fired project located in Chateaugay, New York (the "Chateaugay Project") and other bonuses in 1997 and 1998 from the proceeds of the sale of certain other assets of KENETECH Energy Systems, Inc, a wholly-owned subsidiary of the Company (see Summary Compensation Table).

     The Company entered into an Employment Agreement with Mr. Lerdal on April 1, 1996. Mr. Lerdal's initial employment period ran for a period of three years ending March 31, 1999 and the Agreement was then automatically renewed for a one-year period. Pursuant to the terms and conditions of the Agreement, Mr. Lerdal (i) received a bonus of $100,000 upon execution of the Agreement, (ii) received an annual base salary of $400,000, (iii) was eligible to receive an annual bonus of up to 25% of his base salary, and (iv) earned additional bonuses of $450,000 upon the occurrence of certain stated objectives. All of the objective payments have been earned including the $250,000 paid as a bonus in 1997. In the event of Mr. Lerdal's involuntary termination (other than for cause) including non-renewal of the employment period, he would receive a severance payment equal to two years base salary plus health care and life insurance coverage for an additional two years. In the event of Mr. Lerdal's involuntary termination or resignation within six months of a Change in Control, Mr. Lerdal would receive a lump sum payment equal to one year's salary in addition to the payments set forth in the immediately preceding sentence. The severance provisions of the Agreement were paid in March 1997. Mr. Lerdal gave the Company notice of his intent not to renew the Agreement and the Agreement expired by its terms on March 31, 2000. Effective April 1, 2000, Mr. Lerdal became an at-will employee of the Company with an annual base salary of $250,000.

     The Company and Mr. Langtry entered into a Retention Agreement on April 1, 1999 that provided that Mr. Langtry would be paid his annual base salary of $95,000 until the Agreement expired on September 30, 1999. Under the terms of the Agreement, after September 30, 1999, Mr. Langtry continued to be employed by the Company as an at will employee, his annual base salary was raised to $120,000 and he was paid a bonus in the amount of $36,250 on December 31,1999 (see also Summary Compensation Table). If Mr. Langtry is discharged (other than as a result of a termination for cause) he will receive a lump sum severance payment in the amount of $72,500.

     Ms. Urhausen and the Company entered into an Employment Agreement on December 22, 1998 that provided that Ms. Urhausen was to be employed (unless terminated for cause) at her annual base salary of $160,000 for the one-year period beginning January 1, 1999. Under the terms of the Employment Agreement, if Ms. Urhausen's employment with the Company ceased for any reason during the term of the Agreement she was to receive a lump sum severance payment equal to $160,000 and if Ms. Urhausen's employment did not cease she was to receive a quarterly payment. Since Ms. Urhausen remained employed by the Company, on each of March 31, June 30, September 30 and December 31, 1999, she received a quarterly payment of $40,000 and the severance payment was reduced by each such payment (see Summary Compensation Table).

     Mr. Werth and the Company entered into a retention incentive agreement in 1998 pursuant to which Mr. Werth received a quarterly bonus (see Summary Compensation Table). Pursuant to the terms of a Separation Agreement and Mutual Release entered into by the Company and Mr. Werth as of March 31, 1999, upon mutual agreement of Mr. Werth and the Company, Mr. Werth's employment with the Company terminated effective March 31, 1999 and he received a lump sum payment of $281,250 consisting of a bonus payment, severance and accrued vacation.

Limitation of Liability and Indemnification

     The Restated Certificate limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Delaware law does not permit a corporation to eliminate a director's duty of care, nor does it permit elimination of liability for monetary damages for breach of a director's duty of loyalty. Further, the provisions of the Restated Certificate have no effect on the availability of equitable remedies such as injunction or rescission for a breach of a director's duty of care. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. Some current and former directors and officers of the Company have entered into employment agreements or severance agreements that provide that the indemnification provisions for directors and officers under the Company's Bylaws (to the maximum extent permitted by law) and/or insurance coverage will be extended to such director or officer following termination of his or her employment with respect to matters occurring during his or her employment period.

     Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise against expenses actually and reasonably incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe was unlawful.

     Insofar as the liability of directors for monetary damages for breach of fiduciary duty of care under state law may be limited as aforesaid, such limitations do not apply to liabilities of directors under federal securities laws.

     Insofar as the Company's Restated Certificate or Bylaws provide for indemnification of directors, officers and persons controlling the Company against certain liabilities as aforesaid, it is the opinion of the staff of the SEC that such indemnification is against public policy as applied to liabilities under federal securities laws and is therefore unenforceable. In accordance with such position of the staff, no indemnification is available to directors, officers or controlling persons for liabilities under federal securities laws.

     In December 1995, the Company entered into indemnification agreements with certain of its directors and officers whereby the Company agreed to indemnify such directors and officers, subject to the exceptions set forth therein, to the fullest extent permitted by the Delaware General Corporation Law and the Bylaws of the Company and against expenses incurred by such directors or officers in connection with any liability which he or she may incur in his or her capacity as such. The Company also provides Directors and Officers liability insurance and reimbursement insurance policies for its officers and directors covering liability arising out of their actions in such capacities.

     Indemnification may be required or permitted in litigation involving directors or officers of the Company in connection with the class action filed against the Company, certain of its former officers and directors and Mr. Christenson, in the United States District Court for the Northern District of California, alleging federal securities laws violations, in an action purportedly filed as a class action against the Company, certain of its former directors, Mr. Christenson and Mr. Lerdal in the Delaware Chancery Court, alleging, among other things, breach of fiduciary duty in connection with the conversion of the Company's former Preferred Redeemable Increased Dividend Equity SecuritiesSM, 8-1/4% PRIDESSM, Convertible Preferred Stock, par value $.01, and an action purportedly filed as a derivative action against the Company, certain of its former directors, Mr. Christenson and Mr. Lerdal in the Delaware Chancery Court, alleging, among other things, the taking of a corporate opportunity in connection with the purchase of Common Stock by Mr. Lerdal in December 1997.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was comprised of Messrs. Christenson and Duthie from January 1, 1999 until August 18, 1999. Gerald R. Morgan was elected to the Compensation Committee on August 18, 1999 and Michael D. Winn was elected to the Compensation Committee on November 23, 1999 and each served on the Committee for the remainder of the fiscal year ending December 31, 1999. No member of the Compensation Committee has ever been an officer or employee of the Company. Mr. Lerdal and Ms. Urhausen may have attended meetings of the Committee, but were not present during deliberations or discussions regarding his or her own compensation. No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

     Mr. Winn is the president, sole director and sole stockholder of Terrasearch, Inc. Terrasearch entered into a Consulting Agreement with the Company on January 1, 2000. Pursuant to the terms of the Consulting Agreement, Terrasearch will be paid a yearly fee of $225,000, plus expenses, through December 31, 2000 for providing consulting or financial services in connection with the identification of a merger partner or company or business for the Company to acquire. The Agreement will automatically renew for a one-year period unless either party gives notice of its intent not to renew. In connection with the Consulting Agreement, the Company also issued Terrasearch warrants to purchase up to 500,000 shares of Common Stock of the Company at an exercise price of $1.00 per share. The warrants become exercisable on January 1, 2002 and expire December 31, 2005.

     Mr. Morgan is the Chief Operating Officer of Francisco Partners, L.P., a partnership formed to make private information technology buy-out investments. In April 2000, the Company agreed to invest $5 million over the next four years in Francisco Partners, L.P.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors reviews, recommends and approves the compensation arrangements for management of the Company with respect to salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's 1993 Option Plan.

         Cash Based Compensation

     All of the executives listed in the Summary Compensation Table except Mr. Werth had employment contracts with the Company for all or a portion of 1999. The contracts were negotiated by the Chief Executive Officer of the Company and approved by the Compensation Committee. The Company had survey information from previous years that it used to determine the base salary of the executives. Some of the bonus awards for 1998 and 1999 were payable by formula included in the contracts. The contracts enumerated certain payments when certain events occurred. The most significant event in 1998 was the sale of the Company's indirect interest in the EcoElectrica Project and in 1999 the sale of the Company"s indirect interest in the Chateaugay Project. The bonus payments were based on a percentage of the proceeds received from the sale of such projects.

         Compensation of the Chief Executive Officer

     Mr. Lerdal and the Company were parties to an employment agreement that expired March 31, 2000. The initial term was for a period of three years and was subject to renewal periods of one year. The agreement was renewed once and was in effect for the 1999 fiscal year. Mr. Lerdal's base salary of $400,000 per year and bonus opportunities were set forth in such employment agreement. The Compensation Committee is the sole determinant of whether, and in what amount, any bonuses are to be paid to Mr. Lerdal. In January 2000, the Compensation approved a bonus of $350,000 earned for 1999 and $250,000 earned for 1998. Such bonuses were paid based on a report prepared by Arthur Andersen LLP which analyzed the compensation paid to Mr. Lerdal in 1999 and the payment of a bonus to Mr. Lerdal for 1998 and 1999 in light of the nature of the services provided by Mr. Lerdal and market competitive pay practices.

     The rational and criteria for paying bonuses to Mr. Lerdal for 1998 and 1999 included, among other things: the successful disposition of several assets, including the sale of the Company's indirectly held 50% interest in the EcoElectrica Project in December 1998; the substantial reduction of the Company's debt, including the satisfaction and discharge of the Company's Senior Secured Notes and all accrued interest in December 1998 and the payment in full of the accrued and unpaid dividends in April 1999 on the Company's formerly outstanding Preferred Redeemable Increased Dividend Equity SecuritiesSM, 8-1/4% PRIDESSM, Convertible Preferred Stock; the successful outcome in several litigation matters involving the Company and its subsidiaries; the increase in the intrinsic value of the Company over the last two years; the identification and investment by the Company in new development projects; and the substantial completion of the KENETECH Windpower, Inc. bankruptcy.

          Stock Option Grants

     Historically, stock option grants were the principal vehicle for the payment of long term compensation to the Company's employees. No grants have been made to any of the Company's employees since 1996 because the value of the Company's stock has been too uncertain to either retain employees or reward them for their efforts.

                                                     Charles Christenson
                                                     Gerald R. Morgan, Jr.
                                                     Michael D. Winn

Performance Graph

     The following performance graph reflects the cumulative total stockholders' return on the Common Stock as compared with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, the Nasdaq Financial Index, the S&P Midcap 400 Index and the S&P Energy Sector Index. The graph assumes a $100 investment in Common Stock of the Company and a $100 investment in each of the indices beginning on December 31, 1994 and ending December 31, 1999. The graph also assumes that any dividends were reinvested. The Company chose the indices included in the performance graph because it does not believe it can reasonably identify a peer group. In addition, there are no public companies known to the Company with a similar scope of business as the Company.

                                                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
[CHART]

                                                                           END OF FISCAL YEAR
                                             12/94           12/95      12/96       12/97      12/98        12/99
KENETECH Corporation                        100.00           11.30       0.35        0.45        1.81        4.03
Nasdaq Stock Market (U.S.)                  100.00          141.33     173.90      213.07      300.43      557.58
Russell 2000                                100.00          127.49     154.73      203.91      190.76      187.92
Nasdaq Financial                            100.00          145.68     187.03      286.10      277.70      277.35
S&P Midcap 400                              100.00          130.94     156.08      206.43      236.21      270.99
S&P Energy Sector                           100.00          130.77     164.48      206.00      207.11      254.16


Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information to the knowledge of the Company regarding the beneficial ownership of the Company's Common Stock as of June 30, 2000 for (i) each person known to the Company beneficially to own 5% or more of the outstanding shares of its Common Stock, (ii) each of the Company's directors, the Chief Executive Officer and the named executive officers, and
(iii) all directors and executive officers as a group. The table is based upon information supplied to the Company by its officers, directors and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                       Number of Shares
     Name of                                            Of Common Stock                      Percentage of
Beneficial Owners (1)                               Beneficially Owned (2)              Shares Outstanding (3)
Mark D. Lerdal                                            11,365,458                          34.5%
500 Sansome Street, San Francisco, CA

Charles Christenson                                           67,000                           *(4)

Gerald R. Morgan, Jr.                                        170,000                            *

Michael D. Winn                                               50,000                            *

Andrew M. Langtry                                                  0                            *

Dianne P. Urhausen                                            35,000                            *

Michael U. Alvarez (5)                                         1,441                            *

Mervin E. Werth (5)                                                0                            *

All directors and executive officers as a                 11,688,899                          35.5%
group (including former executive officers
who are named executive officers) (8
persons)


(1) Information for beneficial owners of 5% or more of the Company's Common Stock is reported from and as of the date of such owner's latest Schedule 13D or 13G (as amended) provided to the Company.
(2) Except as otherwise specifically noted, the number of shares stated as being beneficially owned includes (a) all options under which officers or directors could acquire common stock currently and within 60 days following June 30, 2000, (i.e., Charles Christenson (47,000 shares) and all directors and officers as a group (47,000 shares)), and (b) shares believed by the Company to be held beneficially by spouses. The inclusion of shares herein, however, does not constitute an admission that the persons named as stockholders are direct or indirect beneficial owners of such shares.
(3) The percentages are calculated based on the number of outstanding shares of Common Stock on June 30, 2000, excluding the shares held by the Company pursuant to its stock repurchase program.
(4)  * Does not exceed one percent of the class so owned.
(5) Mr. Alvarez's employment agreement expired March 23, 1999 and Mr. Werth entered into a separation agreement effective March 31, 1999.

                                   PROPOSAL 2

         AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY
               TO ELIMINATE THE COMPANY'S SERIES U PREFERRED STOCK

     The Board of Directors has authorized, subject to stockholder approval, the amendment of the Company's Restated Certificate of Incorporation to eliminate the Company's Series U Preferred Stock. The applicable provisions in the Restated Certificate provide that if a holder of shares of the Company's Common Stock becomes an Electric Utility Interest (as defined below), each share of Common Stock held by such holder shall be automatically and immediately converted into one share of Series U Preferred Stock of the Company without further action either by the holder or by the Company. Upon conversion, the holder of the converted stock shall not be recognized as a holder of Common Stock for any purpose whatsoever, including, but not limited to, the right to vote such shares of Common Stock or to receive dividends or other distributions in respect thereof, if any, but such stockholder shall thereafter be recognized as a holder of Series U Preferred Stock. The Restated Certificate also provides, among other things, that the Series U Preferred Stock can be redeemed, at any time and from time to time, by the Company and any attempted sale, transfer, assignment, conveyance, pledge or other disposition of any share of the Company's Common Stock to any Electric Utility Interest shall be null and void ab initio.

     For the purposes of the Restated Certificate, the term "Electric Utility Interest" means an electric utility or utilities or an electric utility holding company or companies, or any affiliate of either, in each case as those terms are utilized by the Federal Energy Regulatory Commission ("FERC") in regulations or orders implementing the Public Utility Regulatory Policies Act of 1978, as amended, and its successors, and the regulations promulgated thereunder ("PURPA"), if such entity's interest in the Company would be a utility interest for the purposes of 18 C.F.R. Section 292.206.

Reasons for Elimination of the Company's Series U Preferred Stock

     The Restated Certificate creating the Series U Preferred Stock and prohibiting stock ownership by Electric Utility Interests was filed at the time of the Company's initial public offering in September 1993 and at that time the Company operated as a holding company participating through its subsidiaries in the electric utility market by developing, owning and operating wind powered electric powerplants and independent power projects. The operations of the Company at that time were primarily conducted in the United States. The Restated Certificate was designed and adopted to meet the criteria necessary for the Company's projects to qualify as "qualifying facilities" under PURPA. PURPA provided "qualifying facilities" with important exemptions from substantial federal and state legislation, including, among other things, regulation as public utilities, and provided certain other benefits. Loss of qualifying facility status by any one of the Company's projects could have caused the Company to become a public utility holding company, thereby causing many of the Company"s other projects to lose their qualifying status and become subject to such regulation. Ownership of the Company by an Electric Utility Interest could have also limited the Company's ability to sell interests in the projects it developed to Electric Utility Interests and still retain "qualifying facility" status.

     Beginning in 1995 the Company experienced severe liquidity constraints. In an effort to relieve such constraints, the Company undertook to sell its assets. As of December 31, 1999, the Company had disposed of substantially all its operating assets which included its interests in all of the wind powered electric powerplants and independent power projects that it had owned and/or developed. Although the Company is currently pursuing new development of independent power projects, the Restated Certificate contains provisions related to the Series U Preferred Stock which have no application in light of the Company's present operations and it is no longer necessary to prohibit ownership of the Company by Electric Utility Interests. The Company believes that it is in the best interests of the stockholders and the Company to amend the Restated Certificate to remove and eliminate all provisions relating to the Company's Series U Preferred Stock thereby allowing any entity to own stock in the Company.

     If the elimination of the Series U Preferred Stock is approved by the stockholders, the Restated Certificate will be amended as described herein and as set forth in the form of Certificate of Amendment to the Restated Certificate of Incorporation of the Company attached hereto as Exhibit A.

Effects of the Elimination of the Series U Preferred Stock

     The Company believes that there will be no effect on the Common Stock or the Preferred Stock resulting from the elimination of the Series U Preferred Stock. No shares of the Series U Preferred Stock have ever been issued and accordingly there are no holders of Series U Preferred Stock.

Vote Required and Board of Directors' Recommendation

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO ELIMINATE THE COMPANY'S SERIES U PREFERRED STOCK.

                                   PROPOSAL 3

         AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY
          TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE ISSUED AND
                OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK

     The Board of Directors has authorized, subject to stockholder approval, the amendment of the Company's Restated Certificate of Incorporation to effect a one-for-ten reverse stock split (the "Reverse Split") of the Common Stock. The Reverse Split would affect the Company's currently issued and outstanding Common Stock. In addition, all currently outstanding stock options and warrants to purchase Common Stock would be subject to the one-for-ten adjustment and reduction in the number of shares of Common Stock subject to acquisition through exercise or conversion thereof. Such adjustments, under the terms of each convertible security, would also include adjustments to the exercise and conversion prices thereof to maintain economic parity with the position held prior to the Reverse Split. The number of "Rights" (created under the Rights Agreement, dated as of May 4, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent) associated with each share of Common Stock then outstanding will also be proportionately adjusted.

     The proposed Reverse Split will not itself alter the number of shares of Common Stock authorized for issuance, however, there is a separate proposal (see Proposal 4) in this Proxy Statement that would authorize the decrease of the number of authorized shares of Common Stock in the same ratio as the Reverse Split and would therefore decrease the authorized number from 110,000,000 to 11,000,000. There will be no change in the par value of the Company's Common Stock. Information concerning the capitalization of the Company, provided elsewhere in this Proxy Statement, does not give effect to the proposed Reverse Split unless specifically noted. The Board of Directors believes that action to reduce the number of outstanding shares of the Company's Common Stock would be in the best interests of the Company and its stockholders.

     The Reverse Split will take effect, if at all, after it is approved by the stockholders of the Company, on the date of filing of the certificate of amendment of the Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the "Effective Date"). On the Effective Date, all outstanding shares of Common Stock held by each holder of record on such date will be automatically reclassified as and converted into 0.1 of a share of Common Stock, without any further action on the part of the Company's stockholders. No fractional shares will be issued.

     If the Reverse Split is approved by the stockholders and implemented by the Board of Directors, the Restated Certificate will be amended as described herein and as set forth in the form of Certificate of Amendment to the Restated Certificate of Incorporation of the Company attached hereto as Exhibit B.

     In determining when or if the Board will implement the Reverse Split, the Board of Directors may consider a variety of factors, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business developments and the Company's actual and projected financial performance. The Board of Directors may abandon the Reverse Split before or after the Annual Meeting, without further action by the stockholders, and not file the proposed amendment to the Restated Certificate of Incorporation of the Company if at any time the Board determines, in its sole discretion, that the proposed Reverse Split would not be in the best interests of the Company and its stockholders. Presently, the Board and management of the Company intend to effect the Reverse Split as soon as practicable subsequent to receiving the requisite stockholder approval.
Reasons for the One-For-Ten Reverse Split

     The primary reasons for the one-for-ten reverse stock split are to: (i) increase the liquidity of the shares by lowering the commissions on stock trades; (ii) consolidate the issued capital of the Company; and (iii) facilitate the potential eligibility of the Common Stock for a future listing on an exchange or quotation on Nasdaq.

     A projected benefit of the Reverse Split would be the potential substantial reduction in the transaction costs associated with trading in the Company's Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup," that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread"). Such dealers would be OTC Bulletin Board or "Pink Sheet" market makers, as opposed to retail brokerage firms such as Charles Schwab & Co. or Merrill Lynch. The economic costs of dealer markup are disproportionately high with respect to low-priced stocks as a proportion of such stocks' market price, adversely affecting investors. Trading commissions also tend to exact a larger proportion of the investment made in such stocks, because such commissions are calculated by and large as a function of the number of shares traded more so than in accordance with the relative price per share. The result, again, is that persons transacting in stocks which are disproportionately low-priced in relation to the economic value underlying the shares tend to be, in effect, penalized, which reduces investor acceptance of such stocks.

     The Board of Directors believes that a reduction in the number of shares of Common Stock outstanding resulting in a decrease in trading commissions, without any corresponding material alteration in the economic composition of the Company or the relative interests of the stockholders would thus likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the Reverse Split, that any such increase will be sustained for a significant period or that trading commissions will be lowered. A failure of the stock's trading price to completely reflect the mathematics of the Reverse Split would result in a reduction in the market value of the Company's securities.

     The Board also believes that the current low per share price of the Common Stock may have a negative effect on the price and marketability of existing shares and the potential ability of the Company to raise capital by issuing additional shares of Common Stock or other securities convertible into Common Stock or to undertake merger or acquisition transactions. Reasons for these effects include internal policies and practices of certain institutional investors which prevent or tend to discourage the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in or recommending low-priced stocks. The Board believes that the Reverse Split, and the expected resulting increased price level, may enhance investor interest in the Common Stock and may help the investment community realize the underlying value of the Common Stock. However, even if the Reverse Split is implemented, there can be no assurance that brokerage firms will be more inclined to recommend the Common Stock or that institutional investors will be more inclined to invest in the Common Stock. If the market value of the Common Stock does not adjust proportionately, a significant loss of stockholder value could result.

     The Common Stock is currently quoted on the over-the-counter market. The Company believes the Reverse Split may facilitate the possible future compliance with the listing criteria established by Nasdaq regarding the minimum bid price of listed securities. For initial inclusion on the Nasdaq National Market, the minimum bid price per share is required to be at least $5.00.

     In addition, because the Common Stock is not listed on Nasdaq and presently trades at less than $5.00 per share, trading in the Common Stock is also subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Because the Company's Common Stock is presently classified as a "penny stock," prior to effectuating any trade in the Common Stock, a broker or dealer is required under such Exchange Act rules to make a suitability determination as to such proposed purchaser of the Common Stock and to receive a written agreement, meeting certain requirements, prior to effectuating any transaction in the Common Stock. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in the Common Stock, which may limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

     There can be no assurance, however, that approval of the Reverse Split will succeed in raising the bid price of the Common Stock above $5.00 per share, that such minimum price, if achieved, would be maintained, or that even if Nasdaq's minimum bid price requirements were satisfied, the Common Stock would not be eligible for listing by the Nasdaq for other reasons.

Effects of the One-For-Ten Reverse Stock Split

     The Company is currently authorized to issue a maximum of 110,000,000 shares of Common Stock. As of the Record Date, there were 32,960,664 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Split (but see Proposal
4), the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by ten. In addition, on the Effective Date each option and warrant to purchase Common Stock and any other convertible security outstanding on the Effective Date will be adjusted so that the number of shares of Common Stock issuable upon their exercise shall be divided by ten and the exercise price of each option and warrant shall be multiplied by ten. No fractional shares will be issued upon the Reverse Split.

     With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split, will remain the same. It is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's stockholders, or any aspect of the Company's business would materially change as a result of the Reverse Split.

     Except for the negligible effect that the Company believes may result from the payment of cash for fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the one-for-ten reverse stock split as each stockholder did immediately prior to the Reverse Split. The Reverse Split would not affect the voting rights or other rights of the holders of Common Stock or the rights of holders of any convertible securities. The Reverse Split will also have no effect on the Company's preferred stock, of which no shares are issued and outstanding.

     By decreasing by ten times the number of outstanding shares of the Common Stock, the Reverse Split may adversely affect the liquidity of the market for the Common Stock by making it more difficult for holders of common stock to sell their shares. The Board of Directors believes that, if it occurs, this effect would be offset by the positive effect on liquidity which would likely result if the Company were able to list shares of Common Stock on a national market system and/or lower the trading commissions.

     The one-for-ten reverse stock split will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse splits can result in a decrease in the aggregate market value of a corporation's equity capital. The Board of Directors, however, believes that the likelihood that the trading price of each share of the Common Stock will increase and the resulting benefits offset this risk. However, there can be no assurance that the market price of the Common Stock immediately after the Reverse Split will be approximately ten times the market price of the Common shares immediately before the Reverse Split or that any increased market price can be maintained for any period of time after the Reverse Split.

Effect on Registration

     The Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Company does not believe that the Reverse Split will affect the registration of the Common Stock under the Exchange Act.

Accounting Effects of the Reverse Split

     Following the Effective Date, the par value of the Company's Common Stock will remain at $0.0001 per share. As a result, the Company's stated capital will be reduced and capital in excess of par value (paid-in capital) increased accordingly. Stockholders' equity will remain unchanged.

Exchange of Stock Certificates

     Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of as many shares of post-reverse split Common Stock after applying the split factor and otherwise making adjustments for fractional shares as described below.

     The Company will instruct its transfer agent (ChaseMellon Shareholder Services) to act as its exchange agent (the "Exchange Agent") in implementing the exchange of certificates representing outstanding Common Stock. As soon as practicable after the Effective Date, the Company will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates ("Old Certificates") to the Exchange Agent. Fractional shares of Common Stock will not be issued as a result of the Reverse Split. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the Old Certificates, each stockholder who holds of record fewer than ten shares of Common Stock on the Effective Date will receive cash in the amount to which he or she is entitled (as specified below) and the interest of such stockholder in the Company will thereby be terminated. Holders of record of ten or more shares on the Effective Date will receive new certificates ("New Certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Holders of record of ten or more shares on the Effective Date whose shares are not evenly divisible by ten will receive cash in the amount to which they are entitled in lieu of any fractional shares. Until a stockholder forwards a completed letter of transmittal, together with the Old Certificates to the Exchange Agent and receives in return a New Certificate, such stockholders' Common Stock shall be deemed equal to the number of whole shares of Common Stock to which such stockholder is entitled as a result of the Reverse Split. Old Certificates should not be sent to the Company and should not be sent to the Exchange Agent before receipt of the letter of transmittal from the Company.

     If Common Stock is held on a stockholder's behalf by a broker, bank or other nominee, the adjustment of such position will be handled in accordance with the procedures of The Depository Trust Company.

Fractional Shares

     No fractional shares of Common Stock will be issued in connection with the foregoing reclassification of shares of Common Stock. In lieu thereof, upon surrender after the Effective Date of a certificate formerly representing shares of Common Stock issued and outstanding immediately prior to the Effective Date, the Company will pay to the holder of the certificate an amount in cash (without interest) equal to the product obtained by multiplying (a) the fraction of a share of Common Stock to which such holder (after taking into account all shares of Common Stock held immediately prior to the Effective Date by such holder) would otherwise be entitled to, by (b) the closing sale price per share of Common Stock as quoted on The OTC Bulletin Board on the last trading date prior to the Effective Date, by (c) ten.

Federal Income Tax Consequences of the Reverse Split

THE FOLLOWING DISCUSSION IS NOT TAX ADVICE. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to stockholders of the Company. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences for all stockholders in all circumstances, nor does it address state, local or foreign tax consequences or considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. The federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive (i) solely cash for their shares, (ii) solely New Certificates, or (iii) New Certificates plus cash for fractional shares, in exchange for Old Certificates. No ruling from the Internal Revenue Service nor opinion of counsel will be sought or obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Split. Accordingly, each stockholder is encouraged to consult such stockholder's own tax advisor regarding the specific tax consequences of the Reverse Split to such stockholder. The Company believes that because the Reverse Split is not part of a plan to periodically increase stockholders' proportionate interest in the assets or earnings and profits of the Company, and because the cash payment in lieu of fractional shares represents a mechanical rounding rather than separately bargained for consideration, the proposed Reverse Split will have the following federal income tax effects:

1). A stockholder will not recognize taxable gain or loss on the receipt of New Certificates in exchange for Old Certificates in the Reverse Split. In the aggregate, a stockholder's basis in the Common Stock represented by New Certificates will equal his or her basis in the shares of Common Stock represented by Old Certificates exchanged therefor (but not including the basis of any shares of Common Stock represented by Old Certificates to which a fractional share interest in Common Stock represented by a New Certificate is attributable), and such stockholder's holding period for the New Certificates will include the holding period for the Old Certificates if the shares of Common Stock represented by such certificates are capital assets in the hands of such stockholder.

2). To the extent that a stockholder receives cash in the Reverse Split in lieu of the issuance of a fractional share by the Company (whether or not in addition to receiving New Certificates in exchange for Old Certificates), such stockholder will generally be treated as having received a fractional interest in a share of Common Stock represented by a New Certificate which is then redeemed by the Company. A stockholder who receives only cash generally will recognize taxable gain or loss, as the case may be, equal to the difference, if any, between the amount of cash received and such stockholders' aggregate basis in the pre-Reverse Split share of Common
     Stock to which such fractional share interest is attributable. If such shares are a capital asset in the hands of such stockholder, the gain or loss will be long-term gain or loss if the shares were held for more than one year. Stockholders who receive cash in addition to New Certificates generally will be treated as having received a distribution essentially equivalent to a dividend, the taxability of which is yet to be determined.

3). The Company believes that the proposed Reverse Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, the Company will not recognize any gain or loss as a result of the proposed Reverse Split.

     Special taxation and withholding rules may apply to any stockholder that is a nonresident alien or a foreign corporation. Those rules are beyond the scope of this discussion. Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the Exchange Agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. See "Exchange of Stock Certificates." The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date. Failure to provide such information may result in backup withholding.

No Dissenter's Rights

     Under the Delaware General Corporation Law, stockholders of the Company are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of the Reverse Split proposal.

Vote Required and Board of Directors' Recommendation

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.


                                   PROPOSAL 4

         AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY
                 TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF
            THE COMPANY'S COMMON STOCK FROM 110,000,000 TO 11,000,000
          AND DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S
                  PREFERRED STOCK FROM 10,000,000 TO 1,000,000


     The Board of Directors has authorized, subject to stockholder approval, the amendment of the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of the Company's Common Stock from 110,000,000 to 11,000,000 and decrease the number of authorized shares of the Company's Preferred Stock from 10,000,000 to 1,000,000. The decrease in the number of authorized shares is in direct proportion to the Reverse Split under Proposal 3. If the stockholders at the Annual Meeting do not approve Proposal 3, the Board will abandon this Proposal 4 and will not amend the Restated Certificate of Incorporation of the Company to decrease the number of authorized shares of either the Common Stock or the Preferred Stock.

     The Board of Directors may abandon the proposal to decrease the number of authorized shares of the Common Stock and the Preferred Stock before or after the Annual Meeting, without further action by the stockholders, and not file the proposed amendment to the Restated Certificate of Incorporation of the Company if at any time the Board determines, in its sole discretion, that the proposed decrease in authorized shares would not be in the best interests of the Company and its stockholders.

     The Board of Directors has adopted the resolutions approving the amendment of the Restated Certificate to decrease the number of authorized shares of Common Stock and Preferred Stock in order to avoid a substantial increase in the annual franchise tax payable by the Company to the State of Delaware that will result from the Reverse Split. By proportionally decreasing the number of authorized shares, the Company will avoid the substantial increase in the Delaware franchise tax.

     Decreasing the number of authorized shares of Common Stock and Preferred Stock will not impair the capital of existing stockholders in any way. Although the approval of this Proposal 4 will decrease the number of shares of authorized capital stock, it will not result in any change in the relative voting power among stockholders nor their percentage ownership of the Company. The rights and preferences of shares of the Common Stock and the Preferred Stock and the rights and preferences of holders of any convertible securities prior and subsequent to the decrease in authorized shares, will remain the same.

     If the decrease in the number of authorized shares of the Common Stock and the Preferred Stock is approved by the stockholders and implemented by the Board of Directors, the Restated Certificate will be amended as described herein and as set forth in the form of the Certificate of Amendment to the Restated Certificate of Incorporation of the Company attached hereto as Exhibit C.

Vote Required and Board of Directors' Recommendation

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 110,000,000 TO 11,000,000 AND DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S PREFERRED STOCK FROM 10,000,000 TO 1,000,000.

                                   PROPOSAL 5

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the appointment of the independent public accounting firm of KPMG LLP ("KPMG") to audit the Company's financial statements for the current fiscal year ending December 31, 2000. It is expected that a representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders present at the meeting.

     If the foregoing recommendation is rejected or if KPMG declines to act or otherwise becomes incapable of acting or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 2000 Annual Meeting of Stockholders shall be subject to ratification by the stockholders.

     Vote Required and Board of Directors' Recommendation Approval of this proposal requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and persons owning more than ten percent of the Company's stock are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto received by the Company and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's stock were complied with on a timely basis.

Nomination  and  Stockholder  Proposal  Deadline  for 2001  Annual  Stockholders
Meeting

     Any stockholder proposal intended to be presented at the next Annual Meeting of Stockholders pursuant to Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission ("Rule 14a-8"), must be in writing and received at the Company's principal executive offices for inclusion in the Company's proxy statement and form of proxy relating to such meeting not later than March 22, 2001, unless the Company notifies the stockholders otherwise. Any such proposal must comply with Rule 14a-8. Written requests for inclusion should be addressed to Corporate Secretary, KENETECH Corporation, 500 Sansome Street, Suite 410, San Francisco, California 94111.

     To be timely, any nominations for the election of directors or stockholder proposals submitted outside Rule 14a-8 must be delivered or mailed to and received by the Secretary of the Company not less than 90 days prior to the 2001 Annual Meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such nomination or proposal must be made in accordance with the provisions, requirements and procedures set forth in the Company's Bylaws.

Stockholder List

     The Company will maintain at its principal executive offices at 500 Sansome Street, Suite 410, San Francisco, California, a list of the stockholders that are entitled to vote at the Annual Meeting. The list will be open for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting. The list will also be available for examination at the Annual Meeting.

Annual Report and Form 10-K

     The 1999 Annual Report of the Company, in the form of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, has been mailed with this Proxy Statement to stockholders of record on the Record Date. In addition, the EDGAR version of such report is available at the World Wide Web site of the Securities and Exchange Commission (www.sec.gov).

Contacting the Transfer Agent

     Any stockholder inquiries to the Company's transfer agent, ChaseMellon Shareholder Services, may be directed to 800-356-2017 or to ChaseMellon's World Wide Web site (www.chasemellon.com).

Other Matters That May Come Before the Meeting

     As of this date, the Company is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

               By Order of the Board of Directors,



               Dianne P. Urhausen
               Vice President and Secretary

San Francisco, California
July 20, 2000

APPENDIX A
PROXY
                              KENETECH CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, AUGUST 23, 2000

     The undersigned hereby appoints Dianne P. Urhausen and Mark D. Lerdal, and each of them as attorneys and proxies of the undersigned, with full power and substitution, to vote all of the shares of stock of KENETECH Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of KENETECH Corporation to be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California, on Wednesday, August 23, 2000, at 10:00 A.M., local time, and at any one or more adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SERIES U PREFERRED STOCK IN PROPOSAL 2, FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IN PROPOSAL 3, FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK IN PROPOSAL 4 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS LISTED IN PROPOSAL 5 AND AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT OF KENETECH CORPORATION DATED JULY 20, 2000. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                 (Continued, and to be signed on the other side)

                                                                    Please mark
                                                               [ X ] your votes
                                                                        as this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW
1. To elect two directors as Class I Directors to hold office for three-year terms.

                                                            WITHHOLD
                                        FOR                  FOR ALL
                                        [ ]                    [ ]

Charles Christenson                  Michael D. Winn

FOR both nominees listed above (except as indicated to the contrary). WITHHOLD AUTHORITY to vote for both nominees listed above.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
--------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELIMINATION OF THE SERIES U PREFERRED STOCK.
2. To amend the Restated Certificate of Incorporation to eliminate the Series U Preferred Stock.
                                           FOR       AGAINST      ABSTAIN
                                          [   ]      [   ]         [   ]

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE  ONE-FOR-TEN  REVERSE  STOCK
SPLIT.
3. To amend the Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the issued and outstanding shares of the Company's common stock, $0.0001 par value.
                                          FOR       AGAINST      ABSTAIN
                                          [   ]      [   ]         [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.
4. To amend the Restated Certificate of Incorporation to decrease the number of authorized shares of common stock, $0.0001 par value, from 110,000,000 to 11,000,000 and decrease the number of authorized shares of preferred stock, par value $0.01, from 10,000,000 to 1,000,000.
                                          FOR       AGAINST      ABSTAIN
                                          [   ]      [   ]         [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.
5.   To ratify the appointment of the Independent Auditors.
                                          FOR       AGAINST      ABSTAIN
                                          [   ]      [   ]         [   ]


                                     I PLAN TO ATTEND THE MEETING. [   ]

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.





Signature(s) ____________________________                Date _________________

NOTE: Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                              FOLD AND DETACH HERE

                                                    EXHIBIT A TO PROXY STATEMENT


                            CERTIFICATE OF AMENDMENT

                                     TO THE

         RESTATED CERTIFICATE OF INCORPORATION FILED SEPTEMBER 27, 1993

                                       OF

                              KENETECH CORPORATION

                                _________________
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware.

     KENETECH Corporation (herein called the "Corporation" or the "Company"),  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, does hereby certify:

FIRST:    That the Board of Directors of the  Corporation  at a regular  meeting duly called and held on April 19, 2000 at which a quorum was at all times present and acting, unanimously adopted resolutions proposing and declaring advisable the following Amendment to the Restated Certificate of Incorporation of the Corporation filed September 27, 1993 and directed that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Corporation:

RESOLVED:      That the Restated  Certificate of Incorporation of the Company be
               amended by deleting Section 4.2 of Article 4 in its entirety.

RESOLVED
FURTHER: That the Restated Certificate of Incorporation of the Company be amended by revising Section 4.4 of Article 4 to read in its entirety as follows:

                    4.4 Dividends. Subject to any preferential rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of Preferred Stock shall be entitled to receive dividends to the extent provided by the Board of Directors in designating the particular series of Preferred Stock.

RESOLVED
FURTHER: That the Restated Certificate of Incorporation of the Company be amended by revising Section 4.5 of Article 4 to read in its entirety as follows:

                    4.5 Voting Rights of Preferred  Stock.  The voting rights of the holders of shares of a series of Preferred Stock shall be as set forth in the certificate or statement of rights and preferences of such series.

RESOLVED
FURTHER: That the Restated Certificate of Incorporation of the Company be amended by deleting each of Section 4.6 and Section 4.7 of
               Article 4 in its entirety.

RESOLVED
FURTHER: That the Restated Certificate of Incorporation of the Company be amended by deleting Article 11 in its entirety.

RESOLVED
FURTHER: That the Restated Certificate of Incorporation of the Company be amended by revising Article 14 to read in its entirety as follows:

                    The Corporation  reserves the right to amend,  alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles THIRTEEN OR FOURTEEN or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 25% or more of the voting power of the Corporation's outstanding capital stock.

SECOND:   That said amendment was thereafter duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the outstanding shares entitled to vote thereon acting at the Annual Meeting duly called and held August 23, 2000.

          IN WITNESS WHEREOF, KENETECH Corporation has caused this Certificate to be signed by it duly authorized officer on this _____ day of _______________, 2000.

                                                     KENETECH Corporation


                                                     By:
                                                            Name:
                                                            Title:

[SEAL]

                                                    EXHIBIT B TO PROXY STATEMENT

                            CERTIFICATE OF AMENDMENT

                                     TO THE

         RESTATED CERTIFICATE OF INCORPORATION FILED SEPTEMBER 27, 1993

                                       OF

                              KENETECH CORPORATION

                                _________________
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware.

          KENETECH   Corporation   (herein  called  the   "Corporation"  or  the
     "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:    That the Board of Directors of the  Corporation  at a regular  meeting duly called and held on April 19, 2000 at which a quorum was at all times present and acting, unanimously adopted a resolution proposing and declaring advisable the following Amendment to the Restated Certificate of Incorporation of the Corporation filed September 27, 1993 and directed that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Corporation:

RESOLVED:      That the Restated  Certificate of Incorporation of the Company be
               amended by adding to Article 4 the following:

               Reclassification of Common Stock. Upon this Certificate of Amendment becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each share of Common Stock, par value $0.0001 per share, of the Corporation ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into 0.1 of a validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Corporation ("New Common Stock").

               Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, upon surrender after the Effective Time of a certificate formerly representing shares of Old Common Stock, the Corporation shall pay to the holder of the certificate an amount in cash (without interest) equal to the product obtained by multiplying
               (a) the fraction of a share of New Common Stock to which such holder (after taking into account all shares of Old Common Stock held immediately prior to the Effective Time by such holder) would otherwise be entitled to, by (b) the closing sale price per share of Old Common Stock of the Corporation as quoted on The OTC Bulletin Board on the last trading date prior to the date on which the Effective Time occurs, by (c) ten.

               Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock), provided, however, that each person of record holding a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

SECOND:   That said amendment was thereafter duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the outstanding shares entitled to vote thereon acting at the Annual Meeting duly called and held August 23, 2000.

          IN WITNESS WHEREOF, KENETECH Corporation has caused this Certificate to be signed by it duly authorized officer on this _____ day of _______________, 2000.
                                                    KENETECH Corporation

                                                     By:
                                                            Name:
                                                            Title:
 [SEAL]

                                                    EXHIBIT C TO PROXY STATEMENT


                            CERTIFICATE OF AMENDMENT

                                     TO THE

         RESTATED CERTIFICATE OF INCORPORATION FILED SEPTEMBER 27, 1993

                                       OF

                              KENETECH CORPORATION

                                _________________
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware.

          KENETECH   Corporation   (herein  called  the   "Corporation"  or  the
     "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:    That the Board of Directors of the  Corporation  at a regular  meeting duly called and held on April 19, 2000 at which a quorum was at all times present and acting, unanimously adopted a resolution proposing and declaring advisable the following Amendment to the Restated Certificate of Incorporation of the Corporation filed September 27, 1993 and directed that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Corporation:

RESOLVED:      That Article 4.1 of the Restated  Certificate of Incorporation of
               the Company be amended to read as follows:

          4.1 Authorized Stock. The Corporation is authorized to issue a total of Tweleve Million (12,000,000) shares of capital stock divided into two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.0001 per share, and the Preferred Stock shall have a par value of $0.01 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Eleven Million (11,000,000), and the number of shares of Preferred Stock which the Corporation is authorized to issue is One Million (1,000,000), which shares shall be undesignated as to series.

SECOND:   That said amendment was thereafter duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the outstanding shares entitled to vote thereon acting at the Annual Meeting duly called and held August 23, 2000.

          IN WITNESS WHEREOF, KENETECH Corporation has caused this Certificate to be signed by it duly authorized officer on this _____ day of _______________, 2000.

                                                     KENETECH Corporation

                                                     By:
                                                            Name:
                                                            Title:

 [SEAL]


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